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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement and related Reoffer Prospectus (Form S-8 No. 33-58148) pertaining to the 1991 Stock Option Plan of The Warnaco Group, Inc. of our report dated February 23, 1995, with respect to the consolidated financial statements and schedule of The Warnaco Group, Inc. included in its Annual Report (Form 10-K) for the year ended January 4, 1997, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

New York, New York
April 1, 1997


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